Exhibit 99.1

NeurogesX Stephen Ghiglieri (650) 358-3310 sghiglieri@neurogesx.com	The Ruth Group Investors / Media Stephanie Carrington / Jason Rando (646) 536-7017 / 7025 scarrington@theruthgroup.com jrando@theruthgroup.com

NeurogesX Opens Investigational New Drug Application for Capsaicin

Liquid Formulation NGX-1998

San Mateo, Calif., (June 3, 2008) – NeurogesX, Inc. (NASDAQ: NGSX), a biopharmaceutical company focused on developing and commercializing novel pain management therapies, announced that it submitted an investigational new drug application (IND) to the U.S. Food and Drug Administration for the clinical development of NGX-1998, the Company’s product candidate utilizing a high-concentration liquid formulation of capsaicin. The Company further announced that the IND is now effective and that it may commence clinical studies under this IND.

Anthony DiTonno, President and CEO, commented, “The opening of the IND for NGX-1998 is an important milestone for NeurogesX as it allows us to commence the clinical development of the high-concentration liquid capsaicin formulation. NGX-1998 contains the same active ingredient as our lead product candidate, NGX-4010, but its proprietary liquid formulation is designed to enable rapid delivery of capsaicin into the skin. In doing so, we believe that NGX-1998 offers the potential for short treatment times and the potential for expanding the addressable market of our capsaicin based product candidate pipeline.”

NGX-1998 was previously studied in two Phase I studies in healthy volunteers conducted under an exploratory IND. With the new IND in place, NeurogesX intends to initiate a Phase I clinical trial in 2008 to evaluate potential controls for studies in peripheral neuropathic pain.

About NeurogesX, Inc.

NeurogesX (NASDAQ: NGSX) is a biopharmaceutical company focused on developing and commercializing novel pain management therapies. Its initial focus is on chronic peripheral neuropathic pain, including postherpetic neuralgia (PHN), painful HIV-distal sensory polyneuropathy (HIV-DSP) and painful diabetic neuropathy (PDN). NeurogesX’ late stage product portfolio is led by its product candidate NGX-4010, a dermal patch designed to manage pain associated with peripheral neuropathic pain conditions, that the Company believes offers significant advantages over other pain therapies. NeurogesX’ marketing authorization application (MAA) to the European Medicines Agency (EMEA) was accepted for review in September 2007 and NeurogesX plans to file a new drug application (NDA) with the U.S. Food and Drug Administration (FDA) in 2008 for PHN.

Safe Harbor Statement

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). NeurogesX disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include, but are not limited to, the timing of the initiation of the Phase 1 clinical trial for NGX-1998; the potential expansion of addressable markets for NeurogesX’ product candidates; and the expected benefits of NeurogesX’ potential products, including its lead product candidate NGX-4010 and its liquid formulation product candidate NGX-1998. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to, NeurogesX’ product candidate may have unexpected adverse side effects or inadequate therapeutic efficacy; positive results in clinical trials may not be sufficient to obtain FDA or European regulatory approval; physician or patient reluctance to use NGX-4010 or NGX-1998, if approved, or the inability of physicians to obtain sufficient reimbursement for such procedures; potential alternative therapies; maintaining adequate patent or trade secret protection without violating the intellectual property rights of others; and other difficulties or delays in clinical development, obtaining regulatory approval, market acceptance and commercialization of NGX-4010 or NGX-1998 and the advantages of NGX-4010 or NGX-1998 over other pain therapies. For further information regarding these and other risks related to NeurogesX’ business, investors should consult NeurogesX’ filings with the Securities and Exchange Commission.